    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1999
===============================================================================

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                FRESH FOODS, INC.
             (Exact name of registrant as specified in its charter)

             North Carolina                                    56-0945643
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                         Identification No.)

   3437 E. Main Street, Claremont, NC                            28610
(Address of principal executive offices)                       (Zip Code)

                                FRESH FOODS, INC.
                            STOCK PURCHASE LOAN PLAN
                            (Full title of the plan)

                               Mr. James E. Harris
                             Chief Financial Officer
                                Fresh Foods, Inc.
                               3437 E. Main Street
                                  P.O. Box 399
                               Claremont, NC 28610
                            Telephone: (704) 459-7626
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:

                           Patrick D. Daugherty, Esq.
                       McGuire, Woods, Battle & Boothe LLP
                        Bank of America Corporate Center
                       100 North Tryon Street, Suite 2900
                            Charlotte, NC 28202-4011
                            Telephone: (704) 373-8975
                           Telecopier: (704) 373-8823

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
        Title of                                     Proposed Maximum        Proposed Maximum
     Securities to             Amount to be              Offering               Aggregate               Amount of
     be Registered              Registered           Price Per Share          Offering Price         Registration Fee
-------------------------------------------------------------------------------------------------------------------------
         Common
      Stock, $1.00                 (1)                     (2)                  $1,200,000               $334 (3)
       par value
=========================================================================================================================

(1) Such presently indeterminate number of shares as may be purchased from time to time pursuant to the Fresh Foods, Inc. Stock Loan Purchase Plan with the maximum cash amount authorized to be lent thereunder, $1,200,000.
(2) Dependent on market prices prevailing from time to time.
(3) Computed in accordance with Rule 457(o) under the Securities Act of 1933.



===============================================================================

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Fresh Foods, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the "SEC"):

         (i) the Registrant's Annual Report on Form 10-K for its fiscal year ended February 27, 1998;

         (ii) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended May 22, 1998;

         (iii) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended September 5, 1998;

         (iv) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended December 5,1998;

         (v) the Registrant's Current Reports on Form 8-K filed on May 13, 1998, June 24, 1998 and September 11, 1998; and

         (vi) the descriptions of the Common Stock and of the Preferred Stock Purchase Rights (the "Rights") contained in the Registrant's Registration Statements on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed by the Registrant for the purpose of updating either such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In accordance with the provisions of Section 55-8-57 of the North Carolina Business Corporation Act (the "Act"), the Registrant has by resolution of its Board of Directors ("Board") provided that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. As authorized by such statute, the Registrant also maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to statute, resolution or otherwise.

         In addition, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him. The above standard of conduct is determined by the Board, by a committee thereof or by special legal counsel or the shareholders as prescribed in Section 55-8-55.

         Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board.

         David R. Clark is party to an Employment Agreement with the Registrant that provides that in the event he is made a party to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant against him, and excluding any action by him against the Registrant), by reason of the fact that he is or was performing services under the Employment Agreement or as an officer or director of the Registrant or as an officer, director or representative of any subsidiary of the Registrant or any entity controlled by or affiliated with the Registrant, then, to the fullest extent permitted by applicable law, the Registrant shall indemnify Mr. Clark against all expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Mr. Clark in connection therewith. Such indemnification shall continue even if Mr. Clark has ceased to be an employee, officer or director of the Registrant and shall inure to the benefit of his heirs and estate. The Registrant shall advance to Mr. Clark all reasonable costs and expenses directly related to the defense of any such action, suit or proceeding within twenty days after written request by Mr. Clark to the Registrant upon receipt of an undertaking by Mr. Clark to repay such amount unless it shall ultimately be determined that Mr. Clark is entitled to be indemnified by the Registrant against such expenses. The Employment Agreement also provides that the Registrant will obtain coverage for Mr. Clark under a directors and officers liability insurance policy upon such reasonable limits as agreed to by Mr. Clark and the Registrant. The Registrant maintains a standard policy of directors and officers liability insurance.

         Norbert E. Woodhams is party to an Employment Agreement with the Registrant that provides that the Registrant shall indemnify him and hold him harmless for all acts or decisions made by him in good faith while performing services for the Registrant. The Registrant shall pay all expenses, including attorneys' fees, actually and necessarily incurred by Mr. Woodhams in connection with the defense of such action, suit or proceeding and in connection with any related appeal, including the cost of court settlements. The Employment Agreement also provides that the Registrant shall use its best efforts to obtain coverage for Mr. Woodhams under any insurance policy now in force or hereinafter obtained during the term of the Employment Agreement covering officers and directors of the Registrant against liability or lawsuit.

ITEM 8.  EXHIBITS

         See the Exhibit Index immediately preceding the Exhibits to this Registration Statement.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a)      (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of North Carolina, on February 8, 1999.

                                       FRESH FOODS, INC.

                                       By: /s/ JAMES C. RICHARDSON, JR.
                                           ------------------------------------
                                               James C. Richardson, Jr.
                                               Chief Executive Officer

                               POWER OF ATTORNEY

         We, the undersigned directors and officers of Fresh Foods, Inc., do hereby constitute and appoint each of Messrs. James C. Richardson, Jr., David
R. Clark, James E. Harris and Matthew V. Hollifield, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and on our behalf in our capacities stated below, which acts and things any of them may deem necessary or advisable to enable Fresh Foods, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any or all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                  TITLE                     DATE
---------                                  -----                     ----

/s/ RICHARD F. HOWARD              Chairman of the Board of     February 8, 1999
--------------------------------   Directors
Richard F. Howard


/s/ JAMES C. RICHARDSON, JR.       Chief Executive Officer      February 8, 1999
--------------------------------   (principal executive
James C. Richardson, Jr.           officer) and Vice Chairman
                                   of the Board of Directors


/s/ DAVID R. CLARK                 President, Chief Operating   February 8, 1999
-------------------------------    Officer and Director
David R. Clark


/s/ JAMES E. HARRIS                Executive Vice President,    February 8, 1999
-------------------------------    Chief Financial Officer
James E. Harris                    (principal financial
                                   officer), Treasurer and
                                   Secretary


/s/ PAMELA WITTERS                 Vice President-Finance       February 8, 1999
-------------------------------    (principal accounting
Pamela Witters                     officer)


/s/ NORBERT E. WOODHAMS            Director                     February 8, 1999
-------------------------------
Norbert E. Woodhams

/s/ LEWIS C. LANIER                Director                   February 8, 1999
-------------------------------
Lewis C. Lanier


/s/ WILLIAM R. MCDONALD            Director                   February 8, 1999
-------------------------------
William R. McDonald


/s/ E. EDWIN BRADFORD              Director                   February 8, 1999
-------------------------------
E. Edwin Bradford


/s/ BOBBY G. HOLMAN                Director                   February 8, 1999
-------------------------------
Bobby G. Holman


/s/ WILLIAM P. FOLEY II            Director                   February 8, 1999
-------------------------------
William P. Foley II


/s/ ANDREW F. PUZDER               Director                   February 8, 1999
-------------------------------
Andrew F. Puzder


/s/ L. DENT MILLER                 Director                   February 8, 1999
-------------------------------
L. Dent Miller

                                 EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------

4.1               Restated Articles of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.1 of the Company's
                  Form S-4 Registration Statement filed with the Commission on
                  July 8, 1998)

4.2 Articles of Amendment dated September 2, 1997 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for its fiscal year ended February 27, 1998)

4.3 Articles of Amendment dated May 8, 1998 (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for its fiscal year ended February 27, 1998)

4.4               By-laws of the Company (incorporated by reference to Exhibit
                  3.4 to the Company's Annual Report on Form 10-K for its fiscal year ended February 27, 1998)

4.5               Rights Agreement dated as of September 2, 1997 between the
                  Registrant and American Stock Transfer & Trust Company,
                  Rights Agent (incorporated by reference to Exhibit 1 to the
                  Registrant's Current Report on Form 8-K filed on September 5,
                  1997)

23.1              Consent of Deloitte & Touche LLP

24                Powers of attorney (included on signature pages)

99.1              Form of Stock Purchase Loan Plan of the Company dated
                  February 8, 1999

99.2              Form of Election to Participate and Power of Attorney For the
                  Stock Purchase Loan Plan

99.3              Form of Loan and Stock Purchase Agreement For the Stock
                  Purchase Loan Plan

99.4              Form of Promissory Note For the Stock Purchase Loan Plan
